Exhibit 99.2

COOPERATIVE BANKSHARES, INC. 201 MARKET ST. WILMINGTON, NC 28401			UNAUDITED SELECTED FINANCIAL DATA NASDAQ SYMBOL: COOP
(In thousands, except per share data)
BALANCES AS OF:	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07
ASSETS	$982,379	$973,681	$958,195	$926,823	$921,965
STOCKHOLDERS’ EQUITY	55,174	63,607	64,842	65,177	63,484
DEPOSITS	709,469	731,583	728,639	714,892	707,897
BOOK VALUE (6,589 SHARES as of 9/30/08)	8.37	9.66	9.85	9.94	9.69
NON-PERFORMING ASSETS:
ACCRUING LOANS 90 DAYS PAST DUE	1,481	4,025	5,316	3,560	5,114
NON-ACCRUAL LOANS	21,130	9,708	3,462	2,083	3,224
OTHER TROUBLED DEBT RESTRUCTURINGS	812	—	—	—	—
NON-PERFORMING INVESTMENTS	783	—	—	—	—
FORECLOSED REO	6,672	4,357	4,549	5,924	1,043

TOTAL NON-PERFORMING ASSETS	$30,878	$18,090	$13,327	$11,567	$9,381

FOR THE QUARTER ENDED:	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07
NET INTEREST MARGIN (net interest income / average interest-earning assets)	2.74%	2.71%	2.83%	3.25%	3.44%
EARNING ASSETS / LIABILITIES	108.3%	108.3%	108.6%	109.7%	110.6%
STOCKHOLDERS’ EQUITY/ASSETS	5.62%	6.53%	6.77%	7.03%	6.89%

NET INCOME (LOSS)	$(8,940)	$(350)	$752	$1,805	$2,107

NET INCOME (LOSS) PER DILUTED SHARE	$(1.36)	$(0.05)	$0.11	$0.27	$0.32

DILUTED WEIGHTED AVERAGE
NUMBER OF SHARES	6,589	6,585	6,610	6,632	6,646

ALLOWANCE FOR LOAN LOSSES
PROVISION	$4,150	$2,470	$855	$450	$532
CHARGE OFFS	609	434	226	416	162
RECOVERIES	11	3	8	9	8

BALANCE	$15,016	$11,464	$9,425	$8,788	$8,745

Note: The provision for allowance for loan losses for the quarter ended September 30, 2007 includes $182 representing the balance of the allowance for loan losses acquired in the purchase of the Bank of Jefferson.

COOPERATIVE BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Financial Condition

(In thousands, except per share data)	September 30, 2008	December 31, 2007*
	(Unaudited)
Assets
Cash and due from banks, noninterest-bearing	$9,665	$9,883
Interest-bearing deposits in other banks	2,362	3,910

Total cash and cash equivalents	12,027	13,793
Securities:
Available for sale (amortized cost of $36,155 at September 30, 2008 and $40,868 at December 31, 2007)	36,064	40,810
Held to maturity (estimated market value of $3,329 at September 30, 2008 and $4,532 at December 31, 2007)	3,326	4,512
FHLB stock	8,735	7,085
Loans held for sale	1,672	3,680
Loans	882,802	820,104
Less allowance for loan losses	15,016	8,788

Net loans	867,786	811,316
Other real estate owned	6,672	5,924
Accrued interest receivable	4,156	5,003
Premises and equipment, net	14,632	12,609
Intangible assets	5,768	5,792
Other assets	21,541	16,299

Total assets	$982,379	$926,823

Liabilities and Stockholders’ Equity
Deposits	$709,469	$714,892
Short-term borrowings	97,687	18,371
Escrow deposits	1,222	522
Accrued interest payable	593	588
Accrued expenses and other liabilities	4,709	3,743
Long-term obligations	113,525	123,530

Total liabilities	927,205	861,646

Stockholders’ equity:
Preferred stock, $1 par value: 3,000 shares authorized, no shares issued and outstanding at September 30, 2008 or December 31, 2007	—	—
Common stock, $1 par value: 14,000 shares authorized, 6,589 and 6,554 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	6,589	6,554
Additional paid-in capital	3,466	3,240
Accumulated other comprehensive loss	(56)	(36)
Common stock held in grantor trust - 23 shares in 2008, no shares in 2007	(191)	—
Deferred compensation payable in common stock	191	—
Retained earnings	45,175	55,419

Total stockholders’ equity	55,174	65,177

Total liabilities and stockholders’ equity	$982,379	$926,823

Book value per common share	$8.37	$9.94

*  Derived from audited consolidated financial statements.

COOPERATIVE BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2008	2007	2008	2007
Interest and dividend income:
Loans	$13,588	$15,959	$41,830	$46,035
Securities	557	555	1,788	1,570
Other	7	79	57	201
Dividends on FHLB stock	62	106	291	299

Total interest and dividend income	14,214	16,699	43,966	48,105

Interest expense:
Deposits	5,971	7,508	19,759	21,343
Short-term borrowings	513	341	1,005	949
Long-term obligations	1,313	1,379	4,236	3,902

Total interest expense	7,797	9,228	25,000	26,194

Net interest income	6,417	7,471	18,966	21,911
Provision for loan losses	4,150	350	7,475	1,000

Net interest income after provision for loan losses	2,267	7,121	11,491	20,911

Noninterest income:
Gain on sale of loans	217	345	935	1,113
Service charges and fees on loans	79	133	330	325
Deposit-related fees	569	572	1,672	1,596
Gain (loss) on disposal of premises and equipment	(1)	—	1	271
Earnings on bank-owned life insurance	90	89	268	274
Loss on investments	(9,087)	—	(9,087)	—
Other income, net	66	59	192	170

Total noninterest income	(8,067)	1,198	(5,689)	3,749

Noninterest expense:
Compensation and fringe benefits	3,315	3,103	9,781	9,173
Occupancy and equipment	1,145	1,054	3,270	2,979
Professional and consulting fees	262	123	754	547
Advertising	151	135	411	414
Loss on other real estate owned	450	27	757	18
Other	825	603	2,374	1,687

Total noninterest expense	6,148	5,045	17,347	14,818

Income (loss) before income taxes	(11,948)	3,274	(11,545)	9,842
Income tax expense (benefit)	(3,008)	1,167	(3,007)	3,566

Net income	$(8,940)	$2,107	$(8,538)	$6,276

Net income (loss) per common share:
Basic	$(1.36)	$0.32	$(1.30)	$0.96
Diluted	$(1.36)	$0.32	$(1.30)	$0.95
Weighted average common shares outstanding:
Basic	6,589	6,549	6,580	6,530
Diluted	6,589	6,646	6,580	6,640

Average Yield / Cost Analysis

	For the Three Months Ended
(Dollars in thousands)	September 30, 2008			September 30, 2007
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$2,025	$7	1.38%	$6,572	$79	4.81%
Securities:
Available for sale	45,212	511	4.52%	42,693	484	4.53%
Held to maturity	3,621	46	5.08%	5,580	71	5.09%
FHLB stock	8,558	62	2.90%	6,990	106	6.07%
All loans	878,258	13,588	6.19%	807,116	15,959	7.91%

Total interest-earning assets	937,674	14,214	6.06%	868,951	16,699	7.69%

Noninterest-earning assets	42,231			34,085

Total assets	$979,905			$903,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits	$683,405	5,971	3.49%	$646,021	7,508	4.65%
Borrowed funds	182,715	1,826	4.00%	139,781	1,720	4.92%

Total interest-bearing liabilities	866,120	7,797	3.60%	785,802	9,228	4.70%

Noninterest-bearing liabilities	49,063			57,326

Total liabilities	915,183			843,128
Stockholders’ equity	64,722			59,908

Total liabilities and stockholders’ equity	$979,905			$903,036

Net interest income		$6,417			$7,471

Interest rate spread			2.46%			2.99%

Net yield on interest-earning assets			2.74%			3.44%

Percentage of average interest-earning assets to average interest-bearing liabilities			108.3%			110.6%

Cooperative Bank and Cooperative Bankshares Capital Ratios

	September 30, 2008	December 31, 2007	Minimum Ratio to Maintain Well-Capitalized Status	Minimum Ratio to Maintain Adequately Capitalized Status
Cooperative Bank capital ratios:

Total risk-based capital ratio	8.99%	10.78%	10.00%	8.00%
Tier I risk-based capital ratio	7.73%	9.65%	6.00%	4.00%
Tier 1 leverage ratio	6.52%	8.16%	5.00%	4.00%

Cooperative Bankshares capital ratios:

Total risk-based capital ratio	8.94%	10.74%	—	—
Tier I risk-based capital ratio	7.69%	9.61%	—	—
Tier 1 leverage ratio	6.48%	8.12%	—	—